Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ■
Filed by a party other than the registrant ☐

Check the appropriate box:
☐           Preliminary proxy statement
☐           Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐           Definitive proxy statement
 ■            Definitive additional materials
☐           Soliciting material under § 240.14a-12

FIRST NORTHWEST BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):
■             No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:
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(2)           Aggregate number of securities to which transactions applies:
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(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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(4)           Proposed maximum aggregate value of transaction:
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☐           Fee paid previously with preliminary materials:
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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)           Form, schedule or registration statement no.:
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October 20, 2015

Dear Shareholder:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Meeting of Shareholders to be held on November 16, 2015. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. You may also be able to vote on the internet or by telephone as indicated in your proxy instructions.

Our Board of Directors unanimously recommends a vote FOR all the nominees listed,
FOR Proposals 2, 4, and 5, and for ONE YEAR for Proposal 3.

Please disregard this letter if you have already voted your shares.  Thank you for your cooperation and support.

Sincerely,

/s/Laurence J. Hueth

Laurence J. Hueth
President and Chief Executive Officer